ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                              DOMI ASSOCIATES, INC.
                              ---------------------


KNOW TO ALL MEN BY THESE PRESENTS:

     That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of N.R.S. 78.010 to N.R.S. 79.790, inclusive, as amended, and certify that:

                                    ARTICLE I
                                    ---------

         The name of the corporation is DOMI ASSOCIATES, INC.



                                   ARTICLE II
                                   ----------

     The principal office and place of business of the corporation in Nevada shall be located at 1450 C East Hialeah Drive, Las Vegas, Nevada 89106. Offices for the transaction of any business for the corporation, and where the meetings of the Board of Directors and of the Stockholders may be held, may be established and maintained in any other part of the state of Nevada, or in any other State, Territory or Possession of the United States of America, or in any foreign country, as the Board of Directors may, from time to time, determine.


                                   ARTICLE III
                                   -----------

     The nature of the business and the objects and purposes propose to be transacted, promoted, or carried on by the corporation are to engage in any lawful activity. To do any and all things, necessary, suitable and proper for the accomplishment of any of the purposes, the fulfillment of any of the obligations or the furtherance of any of the powers hereinbefore set forth, either alone or in association, partnership, or joint venture with other persons, firms, or corporations, and to do every other act or acts, thing or things, incidental or appurtenant to growing out of, or connected with, the aforementioned business or powers, any part or parts thereof, provided the same be not inconsistent with the laws under this which this corporation is organized.

     The above and foregoing statement of purposes shall be construed as a statement of both purpose and powers and shall not be construed as limiting in any way the powers conferred upon corporations generally by the laws of the State of Nevada.


                                   ARTICLE IV
                                   ----------

     Capital stock of 2,500 shares of Common Stock of a no par value, all of which stock shall be entitled to voting power.


                                    ARTICLE V
                                    ---------

     Members of the governing board of this corporation shall be styled "Directors". The Board of Directors shall consist of at least one member but not more than seven (7) members. The initial number of stockholders will be less than three (3). The names and post office addresses of the first Board of Directors of this corporation are:

Steven E. Douglas          PO BOX 4578, Las Vegas, NV  89106
John R. Mitchell           232 Myrtle St., Uvalde, TX 78801

The number of Directors of this corporation may, from time to time, be increased or decreased by an amendment to the By-Laws in that regard, and without the necessity of amending the Articles of Incorporation, provided, however, that the number shall not be reduced to less than one (1).

     A majority of the Directors in office, present at any meeting of the Board of Directors duly called, whether regular or special, shall always constitute a quorum for the transaction of business, unless the By-Laws shall otherwise provide.


                                   ARTICLE VI
                                   ----------

     The capital stock of the corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and the stockholders of this corporation shall not be individually liable for the debts and liabilities of the corporation, and the Articles of Incorporation shall never be amended as to the aforesaid provisions.


                                   ARTICLE VII
                                   -----------

     This corporation shall have perpetual existence.


                                  ARTICLE VIII
                                  ------------

     A resolution in writing, signed by all the members of the Board of Directors, shall be and constitute action by the said Board of Directors to the effect therein expressed, with the same force and effect as though such resolution had been passed at t a duly convened meeting, and it shall be the duty of the Secretary to record every such resolution in the Minute Book under its proper date.


                                   ARTICLE IX
                                   ----------

     In the absence of fraud, no contract or other transaction of the corporation shall be affected by the fact that any of the Directors of the corporation are in any way interested in, or connected with, any other party to such transaction or contract, or are, themselves, parties to such contract or transaction, proved that this interest in any such contract or transaction of any such Director shall at the time be fully disclosed or otherwise known to the Board of Directors, and each and every person who may become a Director of the corporation is hereby relieved of any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm, association or corporation in which he may be in any wise interested.


                                    ARTICLE X
                                    ---------

     The Board of Directors shall have the power and authority to make, alter, or amend the By-Laws; to fix the amount, in cash or otherwise, to be reserved as working capital, and to authorize and cause to be executed the mortgages and liens upon the property and franchises of this corporation.



                                   ARTICLE XI
                                   ----------

     The names and post office addresses of the incorporators are as follows:

         John B. Mitchell           232 Myrtle St., Uvalde, Texas  78801
         Steven E. Douglas          PO BOX 4578, Las Vegas, NV  89106
         Susanne B. Furst           PO BOX 4578. Las Vegas, NV 89106

     IN WITNESS WHEREOF, the undersigned Incorporators have executed these Articles of Incorporation this 21st day of April 1975.



/s/ John B. Mitchell
------------------------
 John B. Mitchell


/s/ Steven E. Douglas
--------------------------
 Steven E. Douglas


/s/ Susanne B. Furst
------------------------
 Susanne B. Furst



STATE OF NEVADA   )
                  )ss
COUNTY OF CLARK   )

     On this 21st day of April, 1975, personally appeared before me, the undersigned Notary Public in and for the said County and State, JOHN B. MITCHELL, STEVEN E. DOUGLAS, and SUSANNE B. FURST, and each duly acknowledged to me that they are one of the persons named in and who executed the foregoing instrument, and that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

         WITNESS my hand and official seal.

/s/
-----------------------------
Notary Public

             [Seal]

FILED #C1182-75
  May 08 2001

                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                OF DRILLING, INC.

     We the undersigned, Hans Noerring, President and Jean Noerring, Secretary of Drilling, Inc., do hereby certify: that the Board of Directors of said Corporation at a meeting duly convened, held on the 9th day of March 2001, adopted a resolution to amend the original Articles as follows

Article one which presently reads as follows:

                                  ARTICLE FIRST
                                 Corporate Name

     The name of the Corporation is DOMI ASSOCIATES, INC.

Is hereby amended to read as follows:

                                  ARTICLE FIRST
                                 Corporate Name

     The name of the corporation is: Drilling, Inc.



Article four which presently reads as follows:

                                  ARTICLE FOUR
                                      Stock

     Capital stock of 2,500 shares of Common Stock of no par value, all of which stock shall be entitled to voting power.

Is hereby amended to read as follows:

                                  ARTICLE FOUR
                            Authorized Capital Stock

     The total authorized capital stock of the Corporation is 100,000,000 shares of Common Stock, with a par value of $0.001 (1 mil). All stock when issued shall be deemed fully paid and non-assessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

     The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation

Article five which presently reads as follows:



                                  ARTICLE FIVE
                                    Directors

     Members of the governing board of this Corporation shall be styled "Directors". The Board of Directors shall consist of at least one member but not more than seven(7) members. The initial number of stockholders will be less than three (3). The names and post office addresses of the first Board of Directors of this Corporation are:

Steven E. Douglas                       P.O. Box 4578, Las Vegas, NV. 89106
John R. Mitchell                        232 Myrtle St., Uvalde, TX. 78801

The number of Directors of this Corporation may, from time to time, be increased or decreased by an amendment to the By-Laws in that regard, and without the necessity of amending the Articles of Incorporation, provided, however, that the number shall not be reduced to less that one (1).

     A majority of the Directors in office, present at any meeting of the Board of Directors duly called, whether regular or special, shall always constitute a quorum for the transaction of business, unless the By-Laws shall otherwise provide.






Is hereby amended to read as follows:



                                  ARTICLE FIVE
                                    Directors

     The Directors are hereby granted the authority to do any act on behalf of the Corporation as may be allow by law. Any action taken in good faith, shall be deemed appropriate and in each instance where the Business Corporation Act provides that the Director may act in certain instances where the Articles of Incorporation so authorize, such action by the Directors, shall be deemed to exist in these Articles and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated hereln.

     The Board of Directors may consist of from one (1) to nine (9) directors, as determined, from time to time, by the then existing Board of Directors.

                   THE FOLLOWING NEW ARTICLES ARE HEREBY ADOPTED
                   ---------------------------------------------

                                 ARTICLE TWELVE
                                COMMON DIRECTORS

     As provide by Nevada Revised Statutes 78,140, without repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated in this Article as though more fully set-forth, and such Article shall be read and Interpreted to provide the greatest latitude in its application.






                                ARTICLE THIRTEEN
                       LIABILITY OF DIRECTORS AND OFFICERS

     No Director. Officer or Agent, to include counsel, shall be personally liable to the Corporation or its Stockholder for monetary damage for any breach shall be presumed that in accepting the position as an Officer, Director, Agent or Counsel, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article. Notwithstanding the foregoing sentences, a person specifically covered by this Article, shall be liable to the extent provided by applicable law, for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of dividends in violation of NRS 78.300.




                                ARTICLE FOURTEEN
           ELECTION REGARDING NR8 78,378 - 78.3783 AND 78.411 - 78.444

     This  corporation  shall NOT be governed by nor shall the provisions of NRS
78.378 through and including 78.3793 and NRS 78.411 through and including 78.444 in any way whatsoever affect the management, operation or be applied In this Corporation. This Article may only be amended by a majority vote of not less than 90% of the then issued and outstanding shares of the Corporation. A quorum of outstanding shares for voting on an Amendment to this article shall not be met unless 95% or more of the issued and outstanding shares are present at a properly called and noticed meeting of the Stockholders. The super-majority set-forth in this Article only applies to any attempted amendment to this Article.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 597,200; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.




                                       /s/ Hans Noerring
                                       ------------------------
                                       Hans Noerring, President


                                       /s/ Jean Noerring
                                       ------------------------
                                       Jean Noerring, Secretary/Treasurer





State of Utah
County of Salt Lake

On 3-9-2001, personally appeared before me, a Notary Public, Hans Noerring and Jean Noerring, who acknowledged that they executed the above instrument.


[NOTARY SEAL]
                                  /s/ Christine M. Blakely
                                  -------------------------
                                  Notary Public